Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

VIZIO HOLDING CORP.

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.	Principal Executive Office.

The principal executive office of the corporation shall be fixed and located at such place as the board of directors of the corporation (herein called the “Board”) shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

Section 2.	Other Offices.

Other, business offices may at any time be established by the Board at any place or places where the corporation is qualified to do business.

ARTICLE II

STOCKHOLDERS

Section 1.	Place of Meetings.

All annual or other meetings of stockholders shall be held at the principal executive office of the corporation, or at any place (if any) within or without the State of California, or by means of remote communication, which may be designated by the Board.

Section 2.	Annual Meetings.

The annual meetings of the stockholders shall be held on the second Tuesday of January in each year, at ten o’clock a.m. or at such other time and date as may be designated by the Board. If the date set forth herein falls on a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter which is a full business day, unless otherwise designated by the Board. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

Section 3.	Notice of Meetings.

Written notice of each meeting shall be given to each stockholder entitled to vote, either personally or by mail or other means of written communication, postage prepaid, addressed to such stockholder at the address of such stockholder appearing on the books of the corporation or given by said stockholder to the corporation for the purpose of notice, or by electronic transmission. If no such address appears on the books of the corporation or is given by such shareholder, then notice may be given to such stockholder by the delivery of a written notice to the principal executive office of the corporation or by the publication of said notice at least once in a newspaper of general circulation in the county in which the principal executive office of the corporation is located.

To the fullest extent permitted by applicable law, if any notice addressed to the stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given without further mailing if such future notice shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other stockholders.

Section 4.	Time of Notice.

Notices of a meeting of the stockholders of the corporation shall be given to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the date of the meeting. A notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or sent by other means of written communication.

Section 5.	Contents of Notice.

The notice of any annual meeting of the stockholders of the corporation shall specify the following:

(a) The place, the date, and the hour of such meeting;

(b) Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders;

(c) If directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

(d) The general nature of a proposal, if any, to take action with respect to approval of: (i) a contract or other transaction with an interested director, (ii) amendment of the Certificate of Incorporation, (iii) voluntary dissolution of the corporation or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(e) Such other matters, if any, as may be expressly required by statute.

Section 6.	Special Meetings.

Special meetings of the stockholders for the purpose of taking any action permitted by the stockholders under the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation of this corporation, may be called at any time by the Chairman, the President, the Board, or by one or more stockholders holding not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman, President, Vice-President or Secretary by any other person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provisions are made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. In addition to the matters required by Section 5 of this Article I, notice of any special meeting shall specify the general nature of the business to be transacted and no other business may be transacted at such meeting.

Section 7.	Quorum.

The presence in person or by proxy of the persons entitled to vote a majority of the voting power of the outstanding shares of capital stock of the corporation at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power of the shares required to constitute a quorum.

Section 8.	Adjourned Meeting and Notice Thereof.

Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the voting power of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 7 of this Article I.

Except as provided below, when a meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

If a stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.	Voting.

Except as may otherwise be provided in the Certificate of Incorporation of the corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders of the corporation.

Voting shall in all cases be subject to the provisions of Subchapter VII of the DGCL, and to the following provisions:

(a)	Voting by an Administrator.

Except as provided in clause (f) of this Section 9, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name.

(b)	Voting by a Trustee.

Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(c)	Voting by a Receiver.

Shares standing in the name of a receiver may be voted by such receiver. Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to so vote such shares is contained in the court order court appointing the receiver.

(d)	Voting of Pledged Shares.

Subject to applicable law and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Upon the transfer of the pledged shares into the name of the pledgee, the pledgee shall be entitled to vote the shares so transferred.

(e)	Voting by Minor.

Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority of the shareholder, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(f)	Voting by Corporation.

Shares standing in the name of another corporation or other entity, domestic or foreign, may be voted (including by written consent) by an officer, agent or proxyholder as the bylaws of the other corporation or other entity may prescribe or, in the absence of such a provision, as the board of the other corporation may determine or, in the absence of that determination, by the chairman of the board, president or any vice-president of the other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice-president of the other corporation or other entity. Shares which are purported to be voted or any proxy purported to be executed in the name of the corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the foregoing provisions, unless the contrary is shown.

(g)	Voting by Subsidiary of this Corporation.

Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter, as contemplated by Section 160 of the DGCL.

(h)	Voting by this Corporation in a Fiduciary Capacity.

Shares held by the corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by its subsidiary, shall not be entitled to vote on any matter, except as follows: (i) to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares or (ii) where there are one or more co-trustees who are not affected by the prohibition of the foregoing provisions, in which case the shares may be voted by the co-trustees as if it or they are the sole trustee.

(i)	Shares in the Name of More than One Person.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship with respect to the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) if only one votes, such act binds all;

(ii) if more than one vote, the act of the majority so voting binds all; or

(iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose subsection (h) of this Section 9 shall be a majority or even split in interest.

Section 10.	Record Date.

The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting, to vote or to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. If a record date is so fixed, only stockholders of record on that date are entitled to receive notice of the meeting and to vote at the meeting or to receive the dividend, distribution, allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of the meeting or to vote at a meeting of stockholders shall apply to any adjournment of meeting unless the board fixes a new record date for the adjourned meeting. The board shall fix a new record date if the meeting is adjourned for more than thirty (30) days.

If a record date is not fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, if no prior action by the board of directors has been taken, shall be the day on which the first written consent is given. The record date for determining stockholders for any other purpose shall be as provided in Section 213(c) of the DGCL.

Section 11.	Validation of Defectively Called or Noticed Meeting.

The transactions of any meeting of the stockholders, either annual or special, however called and noticed, shall be valid, if a quorum is present at such meeting, either in person or by proxy, and if, either before or after such meeting, each of the persons entitled to vote, who or which were not present in person or by proxy, or who or which, though present, has, at the beginning of such meeting, properly objected to the transaction of any business because the meeting was not lawfully called or conveyed or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. Except as provided in Sections 229 of the DGCL and unless otherwise provided in the Certificate of Incorporation, neither the business transacted nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver, consent to the holding of a meeting, or approval of the minutes of the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12.	Action Without Meeting.

(a)	Election of Directors by Written Consent.

Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors unless all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the voting power of the outstanding shares entitled to vote for the election of directors.

(b)	Other Actions by Written Consent.

Except as provided in subsection (a) and (c) of this Section 12 and unless otherwise provided in the Certificate of Incorporation, any other action which, under any provision of the DGCL, may be taken at a meeting of the stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted.

(c)	Notice of Action by Written Consent.

Unless the consents of all stockholders entitled to vote have been solicited in writing, notice to those stockholders entitled to vote who have not consented in writing must be given as contemplated by Section 228(e) of the DGCL.

(d)	Record Date.

Unless, as provided in Section 10 of this Article I of these Bylaws, the Board has fixed a record date for the determination of stockholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.

(e)	Revocation of Written Consent.

Except as otherwise provided by law or specified in a given case as contemplated in Section 228(c) of the DGCL, any stockholder giving a written consent, or the stockholder’s proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by delivering a written notice of such revocation to the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been properly delivered. Such revocation is effective upon its receipt by the Secretary of the corporation.

(f)	Form of Written Consent.

The form of written consent shall be governed by the provisions of Section 228 of the DGCL, where applicable. All such written consents shall be filed with the Secretary of the corporation.

Section 13.	Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Subject to the provisions of the immediately succeeding sentence, any proxy duly executed is not revoked and continues in full force and effect until: (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted. No proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force. Notwithstanding the foregoing, a proxy may be made irrevocable pursuant to the provisions of Section 212 of the DGCL. The form of proxy shall be governed by the provisions of Section 212 of the DGCL, where applicable.

Section 14.	Inspectors of Election.

In advance of any meeting of the stockholders, the Board may appoint any person or persons, other than nominees for office, to act as inspector or inspectors of election at such meeting and any adjournment of such meeting. If inspectors of election are not appointed, or if any persons appointed as inspectors fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

The inspector or inspectors of election shall take the actions contemplated by Section 231(b) of the DGCL.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III

DIRECTORS

Section 1.	Powers.

Subject to any limitations in the Certificate of Incorporation and the DGCL relating to action requiring stockholder approval, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.	Number of Directors.

Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.	Election and Term of Office.

The directors shall be elected at each annual meeting of stockholders. If any annual meeting is not held or the directors are not elected at any annual meeting, however, they may be elected at any special meeting of stockholders held for the purpose of electing directors. Each director shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until such director’s earlier resignation or removal.

Section 4.	Vacancies.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign upon giving written notice to the Chairman, the President, the Secretary or the Board. Such resignation shall be effective upon the delivery of such notice unless the notice specifies a later time that such resignation is to be effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board, except those existing as a result of a removal of a director, may be filled pursuant to Section 223 of the DGCL. Each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the remaining members of the Board. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5.	Place of Meetings.

Regular and special meetings of the Board shall be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not so stated in the notice or there is no notice, designated by resolution of the Board or, either before or after the meeting, consented to in writing by members of the Board pursuant to the provisions of Article III, Section 11 of these Bylaws. If the place of a regular or special meeting is not designated in the notice or fixed by a resolution of the Board or consented to in writing by all members of the Board, it shall be held at the corporation’s principal executive office.

Section 6.	Regular Meetings.

Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board.

Section 7.	Special Meetings.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman, the President, the Secretary or by any two directors of the corporation.

Special meetings of the Board shall be held upon four (4) days’ written notice or forty-eight (48) hours’ notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such written notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person, by telephone, or by other means, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8.	Action Without Meeting.

Any action by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the directors.

Section 9.	Meeting by Conference Telephone.

Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such meeting can hear and speak to one another. Participation by a director in a meeting through use of a conference telephone or similar communication equipment shall constitute presence in person by such director at such meeting.

Section 10.	Action at a Meeting: Quorum and Required Vote.

Presence of a majority of the authorized number of directors at a meeting of the Board constitutes a quorum for the transaction of business, except as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Certificate of Incorporation, or by these Bylaws. The directors at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more directors, provided that any action taken is approved by at least a majority of the directors which are required to constitute a quorum for such meeting.

Section 11.	Waiver of Notice and Validation of Defectively Called or Noticed Meetings.

Notice of any meeting need not be given to any director who signs a waiver of notice, or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. Any waiver of notice need not specify the purpose of the meeting. All waivers, consents and approvals of minutes shall be filed with the corporate records or made a part of the minutes of the meeting to which they pertain.

Section 12.	Adjournment.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place shall be given to the directors who were not present at the time of the adjournment prior to the time of the adjourned meeting.

Section 13.	Fees and Compensation.

Directors and members of committees may receive such compensation for their services and such reimbursements for expenses as may be fixed or determined by resolution of the Board.

Section 14.	Committees.

The Board may, at its discretion, by specific resolution adopted by a majority of the authorized number of directors, designate one or more committees, each of which shall be composed of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. The Board may delegate to any such committee, to the extent provided in a specific resolution, any of the Board’s powers and authority in the management of the corporation’s business and affairs, except with respect to:

(a) The approval of any action for which the DGCL or the Certificate of Incorporation also require stockholder approval;

(b) The filling of vacancies on the Board or in any committee;

(c) The fixing of compensation of directors for serving on the Board or on any committee;

(d) The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) A distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; and

(g) The appointment of other committees of the Board or the members thereof.

The Board may prescribe appropriate rules, not inconsistent with these Bylaws, by which proceedings of any such committee shall be conducted. The provisions of these Bylaws relating to the calling of meetings of the Board, notice of meetings of the Board and waiver of such notice, adjournments of meetings of the Board, written consents to Board meetings and approval of minutes, action by the Board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to committees of the Board and action by such committees. In addition, any member of the committee designated by the Board as the chairman or as a secretary of the committee may call meetings of the committee.

ARTICLE IV

OFFICERS

Section 1.	Officers.

The officers of the corporation shall be a chairman of the board (the “Chairman”), president (the “President”), secretary (the “Secretary”) and a chief financial officer (the “Chief Financial Officer” or “Treasurer”). The corporation may also have, at the discretion of the Board, one or more vice-presidents (the “Vice Presidents”), one or more assistant secretaries (the “Assistant Secretaries”), one or more assistant treasurers (the “Assistant Treasurers”), and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

Section 2.	Election.

The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3.	Subordinate Officers.

The Board may elect, and may empower the Chairman and/or President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4.	Removal and Resignation.

Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.	Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.	Chairman.

The Chairman shall be the chief executive officer of the corporation and, except as otherwise provided in these Bylaws, shall have general supervision, direction and control of the business and officers of the corporation, and shall, if present, preside at all meetings of the stockholders and the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7.	President.

Subject to such supervisory powers of the Chairman, the President shall be the chief operating officer of the corporation. The President shall, in the absence or disability of the Chairman, preside at all meetings of the stockholders and the Board, and shall perform all of the duties of the Chairman, and, when so acting, shall have all the powers of Chairman as fixed by the Board. The President shall have the general powers and duties of management usually vested in the office of president and chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board.

Section 8.	Vice Presidents.

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 9.	Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of the stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with applicable law.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number of classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 10.	Chief Financial Officer (Treasurer).

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation, such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation which such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V

OTHER PROVISIONS

Section 1.	Inspection of Corporate Records.

(a) A stockholder or stockholders complying with the provisions of Section 220 of the DGCL, shall have the power to do either or both of the following:

(i) inspect and copy the record of stockholders’ names and addresses and shareholdings during usual business hours, upon five business days’ written demand upon the corporation; or

(ii) obtain from the transfer agent, if any, for the corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the stockholder by the transfer agent upon request), a list of the stockholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the stockholder subsequent to the date of demand.

(b) The record of stockholders shall also be open to inspection and copying by any stockholder or holder of a voting trust certificate at the times contemplated by Section 219 of the DGCL.

(c) The accounting books and records and minutes of proceedings of the stockholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose related to such holder’s interests as a stockholder or as a holder of such voting trust certificate, in the manner contemplated by Section 220 of the DGCL.

(d) Any inspection and copying under this Article V may be made in person or by agent or attorney.

Section 2.	Inspection of Bylaws.

The corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during usual business hours. If the principal executive-office of the corporation is located outside the State of California and the corporation has no principal business office in such state, the corporation shall, upon the written notice of any shareholder, furnish to such shareholder, a copy of these Bylaws as amended to date.

Section 3.	Endorsement of Documents; Contracts.

Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman, the President or any Vice-President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant

Treasurer of the corporation, shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4.	Certificate of Stock.

Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by any two authorized officers of the corporation, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares of the corporation may be used prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration be paid therefor and the amount paid thereon shall be stated.

Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 5.	Representation of Shares of Other Corporations.

The President or any other officer or officers authorized by the Board or the President, are each authorized to vote, represent, and exercise on behalf of the corporation, all rights incident to any and all shares or other securities of any other corporation or corporations or entity or entities standing in the name of the corporation, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, including the right to act by consent in lieu of a meeting. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6.	Stock Purchase Plans.

The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale of the corporation’s unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares under termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7.	Annual Report to Stockholders.

Nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to stockholders.

Section 8.	Construction and Definitions.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the DGCL shall govern the construction of these Bylaws.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 1.	Indemnification.

Each person who was or is a party or is threatened to be made a party or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director or officer of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereof, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) actually and reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of this Article of these Bylaws, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right. It is the corporation’s intention that these bylaws provide indemnification in excess of that expressly required by Section 145 of the DGCL, as authorized by the corporation’s Certificate of Incorporation.

Section 2.	Advance of Expenses.

Expenses actually and reasonably incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the DGCL, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by employees or agents of the corporation, other than directors or officers, (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 3.	Claims Against Corporation.

If a claim under Section 1 or 2 of this Article of these Bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 4.	Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

Section 5.	Insurance.

The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article, to the extent permissible in accordance with Section 145(g) of the DGCL.

Section 6.	Successors.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 7.	Consent - Participation in Defense.

The corporation shall not be liable to indemnify any Agent under this Article (i) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (ii) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 8.	Amendment and Repeal.

Any amendment, repeal, elimination or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 9.	Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 10.	Outside Payment.

The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VII

AMENDMENTS

Section 1.	Power of Stockholders.

Except as provided in the Certificate of Incorporation and subject to the limitations imposed by applicable law, new Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of stockholders entitled to vote such shares.

Section 2.	Power of Directors.

To the extent provided in the Certificate of Incorporation and subject to the limitations imposed by Section 216 of the DGCL, the Board may adopt, amend or repeal Bylaws by an affirmative vote of the majority of the Board.